Exhibit 99.1
FOR IMMEDIATE RELEASE

NEW YORK MORTGAGE TRUST ANNOUNCES $20 MILLION INVESTMENT
LED BY JMP GROUP

JMP Group and Certain of its Affiliates to Purchase Convertible Preferred Stock
James J. Fowler to Become Chairman of the Board
Board of Directors to Restructure

NEW YORK, Dec. 3, 2007 - New York Mortgage Trust, Inc. (OTC BB: NMTR) ("NYMT" or the "Company") today announced that it has agreed to issue $20 million of convertible preferred stock to JMP Group Inc. (NYSE: JMP) and certain of its affiliates. In addition, James J. Fowler, a Managing Director of JMP Asset Management LLC, a wholly owned subsidiary of JMP Group, will become non-executive Chairman of NYMT upon closing of the investment.

The terms of the convertible preferred stock include a conversion price of $4.00 per common share of NYMT, representing a 14% premium to NYMT’s closing share price on November 30, 2007. The preferred dividend is 10% and is subject to increase in the event that any future dividends on NYMT common stock exceed $0.10 per quarter. Proceeds from the offering are to be used to finance purchases of Agency mortgage-backed securities and other mortgage-related investments.

To enhance the Company’s ability to access a broader range of attractive investment opportunities, it has agreed to retain JMP Asset Management to manage investments held by NYMT subsidiaries Hypotheca Capital, LLC and New York Mortgage Funding, LLC. In addition to his duties as Chairman, Mr. Fowler will serve as Chief Investment Officer of the subsidiaries. Mr. Fowler’s appointment and the advisory agreement with JMP Asset Management will become effective upon closing of the investment by JMP Group and its affiliates, which is expected to take place within the next 30 days and is subject to customary conditions.

David Akre, Vice Chairman and Co-Chief Executive Officer of NYMT, said, “We are pleased to have received a strong vote of confidence from JMP, as evidenced both by the $20 million investment in our Company and by JMP’s long-term commitment to serve NYMT as the investment manager of our subsidiaries.”

Steven Mumma, Co-Chief Executive Officer, President and Chief Financial Officer of NYMT commented, “We are excited to have Jim Fowler join us as Chairman, bringing his years of mortgage REIT industry experience to the benefit of our Company and its shareholders. As the Chief Investment Officer of our subsidiaries, he will be responsible for implementing our new alternative investment strategies, including the utilization of the net operating loss carry-forward in Hypotheca Capital, LLC.”

“New York Mortgage Trust is an ideal partner for JMP,” said Mr. Fowler. “Over the years, we have learned that periods of market dislocation are the best times to deploy fresh capital, and in NYMT we have found the right platform and team to immediately take advantage of today’s compelling investment opportunities in the mortgage-backed securities markets.”

Concurrent with the closing of the investment by JMP Group and its affiliates, NYMT’s Board of Directors will be restructured to reduce costs to the Company and to reflect NYMT’s new business strategy. In the restructuring, Directors Steven B. Schnall, Mary Dwyer Pembroke, Jerome F. Sherman and Thomas W. White have agreed to step down upon closing of the JMP investment.

“We greatly appreciate the dedication Steven, Mary, Jerry and Tom have shown to NYMT as well as their commitment to seeing the Company through to this important point in its history,” said David R. Bock, Chairman of the Company’s Nominating & Corporate Governance Committee. “Each has served NYMT well through a challenging period, and we thank them profusely for their loyalty and their recognition of the Company’s need to adjust the size and composition of the Board at this time.”

The Company also announced that Steven M. Abreu has agreed to be nominated to serve on the Board of Directors. Mr. Abreu will be appointed to fill one of the vacancies on the Board effective upon closing of the JMP investment. Mr. Abreu is currently the Chief Executive Officer and President of GreenPoint Mortgage Funding, Inc. Prior to joining GreenPoint, Mr. Abreu was Executive Vice President of Headlands Mortgage Company and a Vice President in Donaldson, Lufkin & Jenrette’s mortgage-backed securities department. He has been a member of Fannie Mae’s National Advisory Council and the Residential Board of Governors of the Mortgage Bankers Association.

Milestone Advisors, LLC acted as financial advisor and Hunton & Williams LLP served as legal advisor to New York Mortgage Trust in this transaction. Kirkpatrick & Lockhart Preston Gates Ellis LLP served as legal advisor to JMP Group and its affiliates.

Conference Call

On Monday, December 3, 2007, at 2:00 p.m. EST, New York Mortgage Trust will hold a conference call to discuss this transaction with investors. The conference call dial-in number is (800) 240-6709. A replay of the call will be available until December 14 and will be accessible by dialing (303) 590-3000; the passcode will be 11104045#.

A live audio webcast of the conference call will be accessible via the Internet, on a listen-only basis, at www.earnings.com or at the Investor Relations section of the Company's website at www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the software necessary to listen to the Internet broadcast. An online archive of the webcast will remain available for approximately 90 days.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, that a rise in interest rates may cause a decline in the market value of the Company's assets, prepayment rates may change, borrowings to finance the purchase of assets may not be available or may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may become affected by the risks associated with investing in mortgage loans, including changes in loan delinquencies, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a self-advised real estate investment trust (REIT) engaged in the investment in and management of high credit quality residential adjustable rate mortgage (ARM) loans and mortgage-backed securities (MBS). As of March 31, 2007, the Company exited the mortgage lending business. The Company's portfolio is comprised of securitized, high-credit-quality, adjustable and hybrid ARM loans and purchased MBS. Historically, at least 98% of the portfolio has been rated "AA" or "AAA." As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products and services to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and JMP Asset Management.

Investor and Media Contacts
New York Mortgage Trust, Inc.	JMP Group Inc.
Steven Mumma	Andrew Palmer
(212) 792-0107	(415) 835-8978
smumma@nymtrust.com	apalmer@jmpg.com